UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 26, 2007

WHEELING ISLAND GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-81778	16-1333214
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

1 South Stone Street, Wheeling, West Virginia		26003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (304) 232-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

With respect to the 10 1/8% Senior Unsecured Notes due 2009 (the “Notes”) issued by the Wheeling Island Gaming, Inc. (the “Company”) pursuant to an indenture dated December 19, 2001 (the “Indenture”) by and among the Company, as issuer, the guarantors named therein and U.S. Bank National Association (the “Trustee”), the Company has determined to elect its option to redeem all of the outstanding Notes.  The Company currently intends to redeem all such Notes outstanding at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest (the “Redemption Price”) on December 21, 2007 (the “Redemption Date”).  On or before the Redemption Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the Redemption Price of all outstanding Notes to be redeemed on the Redemption Date.  The Company has provided the Trustee with an Officers’ Certificate and a Notice of Redemption pursuant to the Indenture.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, Wheeling Island Gaming, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING ISLAND GAMING, INC.

By:	/s/ Phillip B. Simons
	Name:	Phillip B. Simons
	Title:	Vice President of Finance
(principal financial officer
and chief accounting officer)

Date:  November 26, 2007